Exhibit j (i) under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Trustees and Shareholders
Federated Stock Trust:


We consent to the use of our reports dated December 27, 2007, for Federated Stock Trust incorporated herein by reference and to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ KPMG LLP



Boston, Massachusetts
December 27, 2007